Exhibit 99.2

AOS GROUP INC.

CONDENSED FINANCIAL STATEMENTS AS OF JUNE 30 2022 AND 2021

F-1

AOS GROUP INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	June 30,
	2022	2021

ASSETS

Current Assets:
Cash and cash equivalents	$1,422,787	$3,404,946
Accounts receivable, net	831,405	3,182,391
Prepaid expenses and other assets	404,668	468,986
Inventory	1,124,609	1,079,173
Total Current Assets	$3,783,469	$8,135,496

Property and equipment, net	25,028	75,178
Operating lease, right of use assets	96,932	-
Intangibles, net	17,596	19,312
Total Assets	$3,923,025	$8,229,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$345,400	$1,113,648
Accrued liabilities	135,502	412,197
Lease liability	80,092	-
Total Current Liabilities	$560,994	$1,525,845

Lease liability, net of current portion	$19,167	-
Total Liabilities	$580,161	$1,525,845

Commitments and Contingencies

Stockholders’ Equity:
Series A Preferred stock, $.0001 par value; 2,802,907 shares authorized; 2,802,907 shares issued and outstanding, at June 30, 2022 and June 30, 2021, respectively	280	280
Series B-1 Preferred stock, $.0001 par value; 584,912 shares authorized; 584,912 shares issued and outstanding, at June 30, 2022 and June 30, 2021, respectively	59	59
Series B-2 Preferred stock, $.0001 par value; 2,280,435 shares authorized; 2,280,435 shares issued and outstanding, at June 30, 2022 and June 30, 2021, respectively	228	228
Common stock, $.0001 par value; 13,500,000 shares authorized at June 30, 2022 and 2021, respectively; 5,690,579 and 5,648,734 shares issued and outstanding, at June 30, 2022 and 2021, respectively	569	565
Additional paid in capital	18,919,434	18,842,772
Accumulated deficit	(15,577,706)	(12,139,763)
Stockholders’ Equity	$3,342,864	$6,704,141

Total Liabilities and Stockholders’ Equity	$3,923,025	$8,229,986

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

AOS GROUP INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenue	$1,556,057	$3,079,486	$3,016,941	$5,989,870

Cost of goods sold	1,062,101	2,072,153	2,165,597	3,994,221

Gross profit	$493,956	$1,007,333	$851,344	$1,995,649

Operating Expenses:
Compensation expense	$166,958	$440,896	$352,166	$913,832
Marketing and advertising	238,137	634,824	621,728	1,807,096
Research and development	1,191	51,299	9,718	70,843
Professional fees	50,230	71,890	112,019	166,168
Selling, genereral and administrative	196,089	162,159	172,114	255,648
Total Operating Expenses	652,605	1,361,068	1,267,745	3,213,587

Loss from operations	(158,649)	(353,735)	(416,401)	(1,217,938)

Other Income (Expense):
Interest income	$866	$287	$898	$887
Other income (expense)	$(270,829)	$(16,086)	$(283,559)	$(29,856)
Total Other Income (Expense)	(269,963)	(15,799)	(282,661)	(28,969)

Loss before provisions for income taxes	$(428,612)	$(369,534)	$(699,062)	$(1,246,908)

Net Loss	$(428,612)	$(369,534)	$(699,062)	$(1,246,908)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

AOS GROUP INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Treasury Stock		Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficit)
Balance at December 31, 2020	5,668,254	$567	5,639,488	$564	$18,796,319	4,000	$-	$(10,892,855)	$7,904,595

Exercise of options	-	-	9,246	1	8,690		-	-	8,691

Stock based compensation	-	-	-	-	37,763		-	-	37,763

Net loss	-	-	-	-	-		-	(1,246,908)	(1,246,908)

Balance at June 30, 2021	5,668,254	$567	5,648,734	$565	$18,842,772	4,000	$-	$(12,139,763)	$6,704,141

Balance at December 31, 2021	5,668,254	$567	5,689,347	$569	$18,882,778	4,000	$-	$(14,878,644)	$4,005,270

Exercise of options	-	-	1,232	-	1,107		-	-	1,107

Stock based compensation	-	-	-	-	35,549		-	-	35,549

Net loss	-	-	-	-	-		-	(699,062)	(699,062)

Balance at June 30, 2022	5,668,254	$567	5,690,579	$569	$18,919,434	4,000	$-	$(15,577,706)	$3,342,864

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

AOS GROUP INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Unaudited)

	For the Six Months Ended
	June 30, 2022	June 30, 2021
Cash Flows Used In Operating Activities:
Net loss	$(699,062)	$(1,246,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	35,549	37,763
Depreciation	24,273	28,997
Amortization	858	859
Changes in operating assets and liabilities:
Accounts Receivable	127,241	(2,369,796)
Prepaid Expenses and Other Assets	(16,412)	(137,643)
Inventory	707,041	(133,954)
Operating lease, right of use assets	(96,932)	-
Accounts Payable	(649,910)	367,733
Accrued liabilities	(582,490)	158,457
Operating lease liability	99,259	-

Net Cash Used In Operating Activities	(1,050,585)	(3,294,492)

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	1,107	8,691
Issuance of preferred stock	-	-

Net Cash (Used) Provided By Financing Activities	1,107	8,691

Net Decrease In Cash	(1,049,478)	(3,285,801)

Cash - Beginning of Period	$2,472,265	$6,690,747

Cash - End of Period	$1,422,787	$3,404,946

Supplemental Cash Flow Information:
Cash paid for:
Interest paid	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

AOS GROUP INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AOS Group, Inc. (“AOS” or the “Company”) was incorporated in the State of Delaware on September 20, 2017. AOS is a maker of premium body and skincare products engineered to power and protect athletes. AOS’s operations and headquarters are in Los Angeles, California.

On September 12, 2022, Starco Brands, Inc, (“STCB”) through its wholly-owned subsidiary Starco Merger Sub Inc. (“Merger Sub”), completed the acquisition (the “AOS Acquisition”) of AOS. The AOS Acquisition consisted of Merger Sub merging with and into AOS, with AOS being the surviving corporation. AOS is a wholly-owned subsidiary of STCB following the acquisition.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to AOS.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Basis of presentation

In the opinion of management, all adjustments necessary for the fair presentation of the condensed financial statements have been included. Such adjustments are of a normal, recurring nature. The condensed financial statements, and the accompanying notes, are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of the condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of stock based compensation and allowance for receivables. Actual results could differ from those estimates.

Concentrations of Credit Risk and Significant Risks and Uncertainties

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

The COVID-19 pandemic and government steps to reduce the spread and address the impact of COVID-19 have impacted and may continue to impact our consumers’ ability to purchase and our ability to manufacture and distribute our products. While we believe that, in the long-term, consumer demand for the products in our categories will continue to be strong, uncertainties continue surrounding the timing and duration of the pandemic and the recovery from it. We expect the ongoing economic impact, health concerns associated with COVID-19 and supply chain disruptions to continue to impact consumer behavior, shopping patterns and consumption preferences during 2023. Although the COVID-19 global pandemic did not have a material impact on the Company’s performance in during the six months ended June 30, 2022 and 2021, the Company cannot estimate its future impact.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents held at financial institutions may at times exceed insured amounts. The Company believes it mitigates such risk by investing in or through, as well as maintaining cash balances, with major financial institutions. The Company had $1,422,787 and $3,404,946 cash equivalents as of June 30, 2022 and 2021, respectively.

Accounts Receivable

Revenues that have been recognized but payment has not been received are recorded as accounts receivable. Losses on receivables will be recognized when it is more likely than not that a receivable will not be collected. An allowance for estimated uncollectible amounts will be recognized to reduce the amount of receivables to its net realizable value. The allowance for uncollectible amounts is evaluated quarterly. There were no allowances related to uncollectable amounts at June 30, 2022 and 2021 as the Company recorded all uncollectable items as a bad debt expense at the end of the period.

F-6

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s consolidated financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Revenue recognition

AOS earns its revenues through the sale of premium body and skincare products. Revenue from retail sales is recognized shipment to the retailer. Revenue from eCommerce sales, including Amazon Fulfillment by Amazon (“Amazon FBA”), is recognized upon shipment of merchandise and is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances and promotional discounts.

The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Stock-based Compensation

The Company accounts for stock-based compensation per the provisions of ASC 718, Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options and restricted stock units). The fair value of each option is estimated on the date of grant using the third-party valuation that uses a Black-Scholes model that makes assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on the volatility of comparable companies’ common stock. The expected term of awards granted is derived using estimates based on the specific terms of each award. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term. The grant date fair value of a restricted stock unit equals the estimated fair value of our common stock on the day of the grant date.

Preferred stock

In August 2020, the Company created new series of preferred stock entitled Series A Preferred Stock (“Series A”), Series B-1 Preferred Stock (“Series B-1”) and Series B-2 Preferred Stock (“Series B-2”). As of June 30, 2022 there were an aggregate of 5,668,254 preferred shares authorized. The preferred shares have equal rights to liquidation preference before the common shares. The Series A has an issue price of $3.94 per share and the Series B-1and Series B-2 has an issue price of $2.74 for any stock dividend, stock split, combination, or other similar recapitalization event with respect to the Preferred Stock.

The Company shall not declare, pay or set aside any dividends to preferred shareholders. If the Company declares a common share dividend to common shareholders, preferred shareholders will have priority to receive a dividend in the amount at least equal to the amount of the dividend on common shares. In the event of a liquidation event, Series B-1 and Series B-2 shares have first right, followed by Series A shares, followed by common stock. At all times, each share of Preferred Stock shall be convertible, at the option of the holder, into such number of fully paid and non-assessable shares of Common Stock.

The Company considered relevant guidance when accounting for the issuance of preferred stock and determined that the preferred shares meet the criteria for equity classification.

F-7

Intangible Assets

Indefinite-lived intangible assets consist of certain trademarks. These intangible assets amortized and tested for impairment annually or whenever impairment indicators exist.

The Company assesses potential impairment of its long-lived assets whenever events or changes in circumstances indicate that an asset or asset group’s carrying value may not be recoverable. Factors that are considered important that could trigger an impairment review include a current period operating or cash flow loss combined with a history of operating or cash flow losses and a projection or forecast that demonstrates continuing losses or insufficient income associated with the use of a long-lived asset or asset group. Other factors include a significant change in the manner of the use of the asset or a significant negative industry or economic trend. This evaluation is performed based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the related assets. If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized, measured by the difference between the carrying value, and the estimated fair value of the assets, with such estimated fair values determined using the best information available and in accordance with FASB ASC Topic 820, Fair Value Measurements. There were no charges related to impairment during all periods presented.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using straight-line over the estimated useful lives of the related assets. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, related costs and related accumulated depreciation are removed from the accounts. Depreciation expense was $24,273 and $28,997 for the six months ended June 30, 2022 and 2021, respectively.

Leases

With the adoption of ASC 842, operating lease agreements are required to be recognized on the balance sheet as Right-of-Use (“ROU”) assets and corresponding lease liabilities. ROU assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The lease terms may include options to extend or terminate the lease if it is reasonably certain that the Company will exercise that option.

The Company leases its corporate office (“AOS Lease”). The AOS Lease is classified as an operating lease and has a term of 2 years, for approximately 1,372 square feet of office space located in West Hollywood, California. The lease expires in September 2023 and has a monthly base rental of $7,564 which increases 4% each year. The remaining weighted average term is 1.25 years. In March 2022, the Company entered into a sublease, whereby, the sublessor will take over the entire AOS Lease office space and the lease payment until the completion of the original AOS Lease term.

In accordance with ASC 842, Leases, the Company recognized a ROU asset and corresponding lease liability on the consolidated balance sheet for long-term office leases. See Note 4 – Leases for further discussion, including the impact on the condensed financial statements and related disclosures.

Inventory

Inventory consists of premium body and skincare products. Inventory is measured using the first-in, first-out method and stated at average cost as of June 30, 2022. The value of inventories is reduced for excess and obsolete inventories. The Company monitors inventory to identify events that would require impairment due to obsolete inventory and adjust the value of inventory when required. We recorded no inventory impairment losses for the six months ended June 30, 2022 and 2021.

Research and Development

Research and development activities are directed toward the development of new products and processes as well as improvements in existing products and processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred. The Company expensed $9,718 and $70,843 for research and development costs for the six months ended June 30, 2022 and 2021, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-8

The Company utilizes ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

The Company has incurred losses during all periods being presented. As such, the Company has not provided for federal income taxes during the periods presented. Additionally, the company has recorded a valuation allowance in the full amount of any potential deferred tax asset since realization of any future tax benefits has been determined by our management to be less likely than not. Moreover, there are no deferred income taxes related to state and local level income taxes at June 30, 2022 and June 30, 2021.

Recent accounting pronouncements

Adopted

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) which requires an entity to recognize the rights and obligations that arise from leases as assets and liabilities on the statement of financial position, including leases that are classified as operating leases. Further, the guidance requires additional disclosures, both qualitative and quantitative, to supplement the amounts recorded in the financial statements to help users of the financial statements better understand the nature of the entity’s leasing activities. The adoption of ASC 842 resulted in our recording lease right-of-use assets and lease liabilities of $151,017 on our consolidated balance. At the January 1, 2022 adoption date, we did not record a cumulative effect adjustment to retained earnings. The adoption of ASC 842 did not materially impact our consolidated statements of operations or consolidated cash flows. Further information regarding our leases is provided in Note 4 - Leases.

The Company adopted this standard on January 1, 2022, and applied its provisions to the beginning of fiscal year 2021 using the modified retrospective approach. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any existing leases as of the adoption date. Upon adoption, the Company recorded ROU assets and lease liabilities on the Condensed Balance Sheets related to operating leases.

Issued

In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820) (“ASU 2022-03”). The amendments in ASU 2022-03 clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The amendments in this Update also require additional disclosures for equity securities subject to contractual sale restrictions. The provisions in this Update are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect to early adopt this ASU. The Company is currently evaluating the impact of adopting this guidance on the consolidated balance sheets, results of operations and financial condition.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $14.7 million at June 30, 2022 including the impact of its net loss of $0.7 million for the six months ended June 30, 2022. Net cash used in operating activities was $1.1 million for the six months ended June 30, 2022. The Company’s ability to continue with this trend is unknown. The Company’s ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing and the successful development of the Company’s contemplated plan of operations, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The condensed financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties. In consideration of the going concern, on September 12, 2022, the Company and its equity holders entered into a share purchase agreement with Starco Brands, Inc. (“Starco”), a Nevada corporation. As a result of the transaction, the Company became a wholly-owned subsidiary of Starco.

F-9

NOTE 4 – LEASES

The following table presents net lease cost and other supplemental lease information:

Six Months Ended
June 30, 2022
Lease cost
Operating lease cost (cost resulting from lease payments)	$45,276
Short term lease cost	-
Sublease income	(22,638)
Net lease cost	$22,638

Operating lease – operating cash flows (fixed payments)	$45,276
Operating lease – operating cash flows (liability reduction)	$32,250
Current leases – right of use assets	$96,932
Current liabilities – operating lease liabilities	$80,092
Non-current liabilities – operating lease liabilities	$19,167

Operating lease right of use assets	$96,932
Weighted-average remaining lease term (in years)	1.25
Weighted-average discount rate	21%

The Company did not have any leases for the six months ended June 30, 2021.

The Company did not obtain any right-of-use assets in exchange for operating lease liabilities during the six months ended June 30, 2022 or 2021.

Future minimum payments under non-cancelable leases for operating leases for the remaining terms of the leases following the nine months ended June 30, 2022:

Fiscal Year	Operating Leases
Remainer of 2022	$46,483
2023	66,864
Total future minimum lease payments	113,347
Amount representing interest	14,088
Present value of net future minimum lease payments	$99,259

NOTE 5 – PROPERTY AND EQIUPMENT

Property and equipment, net consist of the following:

June 30, 2022
Tools and equipment	$147,903
Computer equipment	8,220
Property and equipment, gross	156,123
Less: Accumulated depreciation	(131,095)
Property and equipment, net	$25,028

June 30, 2021
Tools and equipment	$147,903
Computer equipment	8,220
Property and equipment, gross	156,123
Less: Accumulated depreciation	(80,945)
Property and equipment, net	$75,178

Depreciation expense for the six months ended June 30, 2022 and 2021 was $24,273 and $28,997, respectively.

F-10

NOTE 6 - INVENTORY

Inventories by major class are as follows:

	June 30, 2022	June 30, 2021
Inventory asset	$33,821	$-
Raw materials	452,339	147,306
Finished goods	613,290	743,849
Inventory in transit	25,159	188,018
Total inventory	$1,124,609	$1,079,173

NOTE 7 – INTANGIBLE ASSETS

Intangible assets, net consist of the following:

	June 30, 2022
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$25,750	$8,154	$17,596
Total intangible assets	$25,750	$8,154	$17,596

	June 30, 2021
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Domain name	$25,750	$6,438	$19,312
Total intangible assets	$25,750	$6,438	$19,312

Amortization expense for the six months ended June 30, 2022 and 2021 was $859 and $858, respectively.

As of June 30, 2022, future expected amortization expense of Intangible assets was as follows:

Fiscal Period:
Remainder of 2022	$859
2023	1,717
2024	1,717
2025	1,717
2026	1,717
Thereafter	9,869
Total amortization remaining	$17,596

NOTE 8 – STOCK OPTIONS

The Company enters into agreements with employees and consultants for services to be performed. As consideration for the services to be performed, the Company grants employees and consultants stock options to purchase common stock. The stock options vest over a 4 year term, except 2 awards that vest over a 3 year term. The stock options are valued using 409A valuations.

The compensation expense attributed to the issuance of the stock warrants is recognized as they are vested.

Total compensation expense related to the stock options was $37,763 for the six months ended June 30, 2022 and 2021, respectively, and is recorded as part of compensation expense.

F-11

NOTE 9 – STOCKHOLDER’S EQUITY

As of June 30, 2022 and 2021, the Company has 20 and 17 common stock shareholders who hold 5,690,579 and 5,648,734 shares of common stock, respectively.

As of June 30, 2022 and 2021, the Company has 11 Series A Preferred shareholders who hold 2,802,907 shares of Series A Preferred.

As of June 30, 2022 and 2021, the Company has 1 Series B-1 Preferred shareholder who holds 584,912 shares of Series B-1 Preferred.

As of June 30, 2022 and 2021, the Company has 15 Series B-2 Preferred shareholders who hold 2,280,435 shares of Series B-2 Preferred.

During the six months ended June 30, 2022 and 2021, the Company did not pay any dividends or distribute any capital to shareholders.

NOTE 10 – RELATED PARTY TRANSACTIONS

For the six months ended June 30, 2022 and 2021, the Company did not participate in any related party transactions with any director, officer, affiliate of the Company, any owner of record or beneficial ownership of more than 5% of any class of its voting securities.

NOTE 11 – COMMITMENTS & CONTINGENCIES

Office and Rental Property Leases

As of June 30, 2022, the Company had a non-cancellable commitment to pay $113,347 in lease payments through September 2023 (refer to Note 4 – Leases).

Legal

There are no material pending legal proceedings in which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of its voting securities, or security holder is a party adverse to us or has a material interest adverse to the Company.

NOTE 12 - SUBSEQUENT EVENTS

On September 12, 2022, the Company and its equity holders entered into a share purchase agreement with Starco Brands, Inc., a Nevada corporation. As a result of the transaction, the Company became a wholly-owned subsidiary of Starco.

F-12